SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)             April 30, 2003

RMH Teleservices, Inc.

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-21333	23-2250564

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Campus Boulevard, Newtown Square, PA	19073

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (610) 325-3100

(Former Name or Former Address, if Changed Since Last Report)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99	Press release, dated April 30, 2003, captioned “RMH ANNOUNCES SECOND QUARTER RESULTS WITH 24% REVENUE INCREASE—Inbound Segment Reaches 68% of Revenues.”

Item 9.     Regulation FD Disclosure

On April 30, 2003, RMH Teleservices, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.

The information contained in this Current Report on Form 8-K, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure” pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. As such, the information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In addition to disclosing results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses non-GAAP results that exclude special items. This information may be considered to be a “non-GAAP financial measure” under Regulation G recently adopted by the Securities and Exchange Commission. The Company will continue to provide reconciliations of its disclosed non-GAAP financial reporting to the most comparable GAAP reporting. The Company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. Special items represent significant charges or credits that are important to an understanding of the Company’s ongoing operations. The determination of special items may not be comparable to similarly titled measures used by other companies.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMH TELESERVICES, INC.

Dated: April 30, 2003	By:	/s/ James E. Perry
James E. Perry
Senior Vice President of Finance

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EXHIBIT INDEX

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99*	Press release, dated April 30, 2003, captioned “RMH ANNOUNCES SECOND QUARTER RESULTS WITH 24% REVENUE INCREASE—Inbound Segment Reaches 68% of Revenues.”

*	Filed electronically herewith.

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